UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 28, 2009
Inverness Medical Innovations, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120

(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 647-3900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-1.1 Purchase Agreement dated as of September 23, 2009
Ex-4.2 Third Supplemental Indenture dated as of September 28, 2009
Ex-4.4 Registration Rights Agreement dated as of September 28, 2009

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 28, 2009, Inverness Medical Innovations, Inc. (the “Company”), closed its acquisition of Free & Clear, Inc., a Seattle-based provider of evidence-based programs which address tobacco use, poor nutrition, physical inactivity and stress (“Free & Clear”). Also on September 28, 2009, in order to partially fund the acquisition of Free & Clear, the Company issued $100.0 million aggregate principal amount of its 7.875% senior notes due 2016 (the “Notes”) pursuant to the terms of a purchase agreement (the “Purchase Agreement”) dated as of September 23, 2009 among the Company, the Subsidiary Guarantors (as defined below) and Jefferies & Company, Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as initial purchasers (the “Initial Purchasers”). The Notes were offered and sold to the Initial Purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers agreed to resell the Notes only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside of the United States in reliance on Regulation S under the Securities Act.
The Notes bear interest at a rate of 7.875% per year, payable semi-annually on February 1 and August 1 of each year, beginning on February 1, 2010, and will mature on February 1, 2016 unless earlier redeemed. The Notes were offered at an initial offering price of 96.500%, with an Initial Purchasers’ discount of 1.50%. The Company received net proceeds, after the Initial Purchasers’ discount and estimated offering expenses, of approximately $94.0 million. In the Purchase Agreement, the Company agreed to indemnify the Initial Purchasers against certain liabilities in connection with the offering of the Notes, including civil liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Initial Purchasers may be required to make with respect to those liabilities.
The Notes were issued under an Indenture dated as of August 11, 2009 (the “Base Indenture”) between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented by a Third Supplemental Indenture dated as of September 28, 2009 among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Company intends to treat the Notes as issued pursuant to a qualified reopening of its 7.875% Notes issued on August 11, 2009 (the “August 2009 Notes”).
The Notes are the Company’s senior unsecured obligations and will be equal in right of payment to all of the Company’s existing and future senior debt, including the August 2009 Notes. The Company’s obligations under the Notes and the Indenture are fully and unconditionally guaranteed, jointly and severally, on an unsecured senior basis by certain of the Company’s domestic subsidiaries as provided in the Indenture (the “Subsidiary Guarantors”), and the Subsidiary Guarantors’ obligations under such guarantees will be equal in right of payment to all of their existing and future senior debt.
The Company may, at its option, redeem the Notes, in whole or part, at any time (which may be more than once) on or after February 1, 2013, by paying the principal amount of the Notes being redeemed plus a declining premium, plus accrued and unpaid interest to (but excluding) the redemption date. The premium declines from 3.938% during the twelve months on and after

February 1, 2013 to 1.969% during the twelve months on and after February 1, 2014 to zero on and after February 1, 2015.
The Company may, at its option, at any time (which may be more than once) prior to August 1, 2012, redeem up to 35% of the Notes (including any applicable Notes issued after September 28, 2009) with money that it raises in certain qualifying equity offerings, so long as:
•	the Company pays 107.875% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to (but excluding) the redemption date;

•	the Company redeems the Notes within 90 days of completing such equity offering; and

•	at least 65% of the aggregate principal amount of the Notes (including any Notes issued after September 28, 2009) remains outstanding afterwards.
The Company may, at its option, at any time (which may be more than once) prior to February 1, 2013, redeem some or all of the Notes by paying the principal amount of the Notes being redeemed plus the payment of a make-whole premium, plus accrued and unpaid interest to (but excluding) the redemption date.
If a change of control occurs, subject to specified conditions, the Company must give holders of the Notes an opportunity to sell the Notes to it at a purchase price of 101% of the principal amount of the Notes, plus accrued and unpaid interest to (but excluding) the date of the purchase.
If the Company or its subsidiaries engage in asset sales, they generally must either invest the net cash proceeds from such sales in their businesses within a specified period of time, prepay certain indebtedness or make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds, subject to certain exceptions. The purchase price of the Notes will be 100% of their principal amount, plus accrued and unpaid interest.
The Indenture provides that the Company and its subsidiaries must comply with various customary covenants. The covenants under the Indenture limit, among other things, the ability of the Company and its subsidiaries to:
•	incur additional debt;

•	pay dividends on their capital stock or redeem, repurchase or retire their capital stock or subordinated debt;

•	make certain investments;

•	create liens on their assets;

•	transfer or sell assets;

•	engage in transactions with their affiliates;

•	create restrictions on the ability of their subsidiaries to pay dividends or make loans, asset transfers or other payments to the Company and its subsidiaries;

•	issue capital stock of their subsidiaries;

•	engage in any business, other than their existing businesses and related businesses;

•	enter into sale and leaseback transactions;

•	incur layered indebtedness; and

•	consolidate, merge or transfer all or substantially all of the assets of the Company or the Company and its subsidiaries (taken as a whole).
These covenants are subject to important exceptions and qualifications, which are set forth in the Indenture. At any time that the Notes are rated investment grade, and subject to certain conditions, certain covenants will be suspended with respect to the Notes.
In connection with the issuance and sale of the Notes, the Company and the Subsidiary Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers, dated September 28, 2009. Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the Notes. In addition, the Company and the Subsidiary Guarantors have agreed to exchange the guarantees related to the Notes for registered guarantees having substantially the same terms as the original guarantees. The Company and the Guarantors have agreed to use their commercially reasonable efforts to cause the Exchange Notes and the related guarantees to be issued under the same indenture as the August 2009 Senior Notes. The Company and the Subsidiary Guarantors agreed to use commercially reasonable efforts to cause the exchange offer to be completed within 270 days after the issuance of the Notes. The Company and the Subsidiary Guarantors are required to pay additional interest on the Notes if they fail to comply with their registration obligations within the specified time periods.
Copies of the Purchase Agreement, the Supplemental Indenture, the Form of Note and the Registration Rights Agreement are attached hereto as Exhibits 1.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference. The Base Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 11, 2009, filed on August 11, 2009, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1*	Purchase Agreement dated as of September 23, 2009 among Inverness Medical Innovations, Inc., the Guarantors named therein, Jefferies & Company, Inc., Goldman, Sachs & Co., and Wells Fargo Securities, LLC

4.1	Indenture dated as of August 11, 2009 between Inverness Medical Innovations, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 11, 2009, filed on August 11, 2009)

4.2*	Third Supplemental Indenture dated as of September 28, 2009 among Inverness Medical Innovations, Inc., as issuer, the guarantor subsidiaries named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee

Exhibit No.	Description

4.3*	Form of 7.875% Senior Note due 2016 (included in Exhibit 4.2 above)

4.4*	Registration Rights Agreement dated as of September 28, 2009 among Inverness Medical Innovations, Inc., the Guarantors named therein, Jefferies & Company, Inc., Goldman, Sachs & Co., and Wells Fargo Securities, LLC

*	- filed herewith

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
BY:	/s/ Jay McNamara
Jay McNamara
Senior Counsel – Corporate & Finance

Dated: September 28, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Purchase Agreement dated as of September 23, 2009 among Inverness Medical Innovations, Inc., the Guarantors named therein, Jefferies & Company, Inc., Goldman, Sachs & Co., and Wells Fargo Securities, LLC

4.1	Indenture dated as of August 11, 2009 between Inverness Medical Innovations, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 11, 2009, filed on August 11, 2009)

4.2*	Third Supplemental Indenture dated as of September 28, 2009 among Inverness Medical Innovations, Inc., as issuer, the guarantor subsidiaries named therein, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.3*	Form of 7.875% Senior Note due 2016 (included in Exhibit 4.2 above)

4.4*	Registration Rights Agreement dated as of September 28, 2009 among Inverness Medical Innovations, Inc., the Guarantors named therein, Jefferies & Company, Inc., Goldman, Sachs & Co., and Wells Fargo Securities, LLC

*	- filed herewith